UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HATTERAS CORE ALTERNATIVES FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Hatteras Funds Adjournment Script

(FIRST NOTIFICATION OF ADJOURNMENT)

Good (morning, afternoon, evening,) my name is (AGENT’S FULL NAME).

May I please speak with (PARTNER’S FULL NAME)?

(Re-Greet If Necessary)

I am calling on behalf of a current investment with the Hatteras Funds.

The reason for my call is to inform you that the Meeting of Partners that was to take place on February 20, 2013 has been adjourned to March 7, 2013 at 9:00 AM due to a lack of quorum. At this time we are offering Partners the convenience of casting their proxy vote by phone.

The Board has recommended a vote In Favor on all proposals.

How would you like to vote?

(Pause For Response)

(Review Voting Options with Partner If Necessary)

Would you like to vote all of your accounts with the Hatteras Funds in the same manner?

(Pause For Response)

*Confirmation – I am recording your (Recap Voting Instructions).

For confirmation purposes:

•	Please state your full name. (Pause)
•	According to our records, you reside in (city, state, zip code). (Pause)
•	To ensure that we have the correct address for the written confirmation, please state your street address. (Pause)

Thank you. You will receive written confirmation of your voting instructions within 3 to 5 business days. Once you receive your confirmation, if you have any questions, feel free to contact us at the toll free number listed on the confirmation. Mr. /Ms. ___________, your vote is important and your time is greatly appreciated. Thank you and have a good (morning, afternoon, evening.)

First Notification of Adjournment